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                                                                    EXHIBIT 10.2
                    INNOVATIVE GAMING CORPORATION OF AMERICA
                              4725 Aircenter Circle
                               Reno, Nevada 89502


                             SUBSCRIPTION AGREEMENT
                      Including Investment Representations


                      Series C Convertible Preferred Stock


Ladies and Gentlemen:

The Shaar Fund, Ltd. ("Buyer") desires to purchase upon the terms and conditions set forth below from Innovative Gaming Corporation of America, a Minnesota corporation (the "Company"), Series C Convertible Preferred Stock of the Company (the "Preferred Shares") convertible into shares of Common Stock of the Company (the "Common Shares," and collectively with the Preferred Shares, the "Shares") pursuant to the terms of that certain Certificate of Designation of Series C Convertible Preferred Stock (the "Certificate of Designation"). This Agreement, the Certificate of Designation and the Registration Rights Agreement by and between Buyer and the Company dated the date hereof (the "Registration Rights Agreement") shall be collectively referred to herein as the "Transaction Documents").

     1. AGENT. The name of Buyer's agent or sub-agent for this offering is
                                            .
--------------------------------------------
(INSERT NAME OF AGENT/SUB-AGENT, IF ANY)

     2. SUBSCRIPTION.

          a. Buyer hereby subscribes to purchase 1,400 Preferred Shares and agrees to pay to the Company the purchase price of: $1,400,000.

          b. Buyer shall pay the purchase price by delivering at the Closing same day funds in United States Dollars to the Company, to be delivered to the order of the Company upon delivery of the Preferred Shares.

          c. Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").



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         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. In connection with the sale of the Preferred Shares to it, Buyer hereby acknowledges, represents, warrants and covenants as follows:

                    a. In purchasing the Preferred Shares, Buyer has not relied on any information or representation other than that which is publicly disclosed or that which is contained in this Agreement, the Registration Rights Agreement or the Certificate of Designation relating to the Preferred Shares.

                    b. Buyer has been given access to full and complete information regarding the Company (including the opportunity to meet with Company officers), including the SEC Documents (as defined herein) and has utilized such access to its satisfaction.

                    c. Buyer is experienced and knowledgeable in financial and business matters, and is capable of evaluating the merits and risks of investing in the Preferred Shares.

                    d. Buyer believes the investment is suitable for it based on its investment objectives and financial needs. Buyer can bear the economic risk of an investment in the Preferred Shares for an indefinite period of time and can afford a complete loss of such investment.

                    e. Buyer understands that there will be no market for the Preferred Shares, that there are significant restrictions on the transferability of the Preferred Shares, and that for these and other reasons, Buyer may not be able to liquidate an investment in the Preferred Shares for an indefinite period.

                    f. Buyer acknowledges that the Company's Articles of Incorporation provide that no person or entity may become the beneficial owner of 5% or more of the Company's shares of capital stock of every series and class unless such person or entity agrees to provide personal background and financial information to gaming authorities, consent to a background investigation, and respond to questions from gaming authorities. Buyer further acknowledges that the Company may, pursuant to the terms of its Articles of Incorporation and Section 6(g) of the Certificate of Designation, repurchase shares held by any person or entity whose status as a shareholder, jeopardizes the approval, continued existence, or renewal by any gaming authority of a tribal, federal or state license or franchise held by the Company or any of its subsidiaries. The foregoing restrictions will be contained in a legend on each certificate of Common Stock.

                  g. Buyer has no existing short position with respect to the Common Stock of the Company and agrees not to enter into any short sales or other hedging transactions with respect to the Common Stock of the Company, or cause others to do so, at any time after the execution of this Agreement by it and

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                         prior to the date of effectiveness of the Registration
                         Statement relating to the Common Shares with the Securities and Exchange Commission ("SEC Effectiveness"). After SEC Effectiveness, so long as Preferred Shares remain outstanding, Buyer agrees not to enter into any short sales or hedging transactions in Common Stock that would exceed the number of Preferred Shares that are available for conversion pursuant to the Certificate of Designation relating to the Preferred Shares. Buyer further agrees that, at all times after the execution of this Agreement by it and prior to ten days after the closing of the purchase of the Preferred Shares, it will keep its purchase of the Preferred Shares confidential, except as required by law and except as necessary in the ordinary course of its business.

                    h. Buyer is not subscribing for the Preferred Shares as a result of or pursuant to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio.

                    i. Buyer acknowledges that in no event shall Buyer be entitled to convert any portion of the principal of or interest on the Preferred Shares in excess of that amount upon conversion of which the sum of 1) the number of Common Shares beneficially owned by Buyer and its affiliates (other than shares of Common Shares which may be deemed beneficially owned through ownership of the unconverted portion of the principal amount of, and interest on, the Preferred Shares); and
                         2) the number of Common Shares issuable upon conversion of the Preferred Shares, would result in beneficial ownership by Buyer and its affiliates of more than 4.9% of the outstanding shares of the Company's issued and outstanding Common Stock. Buyer acknowledges that any beneficial ownership in excess of 4.9% may require filing certain documents with the Securities and Exchange Commission and certain state gaming regulatory agencies and that beneficial ownership in excess of 10% could trigger certain Minnesota anti-takeover statutes.

                    j. Buyer acknowledges that the Company or any transfer agent of the Company shall register the transfer or exchange of any of the Preferred Shares only upon receipt of the certificate(s) evidencing such Preferred Shares with the transfer notice set forth thereon appropriately completed, upon the receipt of an opinion of counsel acceptable to the Company, that the transfer is exempt from registration under the Securities Act of 1933 and upon receipt in writing from the transferee or the recipient of such Preferred Shares in such transfer or exchange (as the case may be) of a certificate setting forth the representations, warrants and covenants in Paragraphs 3 and 4 hereof transferee or any affiliated person of such transferee, provided, however, that the Buyer may not transfer or exchange any of the Preferred Shares to any proposed transferee who the Company reasonably believes is: (1) a convicted felon; (2) convicted of gaming-related offenses or (3) publicly known to be associated with organized crime. With respect to such transferee, the

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                           Company has ten (10) business days following receipt
                           of written notice of the identity of such transferee to conduct any investigation and make any objection to such transfer.

                  k. Buyer acknowledges that it is not acquiring the Shares for the purpose of exerting any control over the Company.

                  l. The Company acknowledges and agrees that the Buyer makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3, and in Sections 4, 5 and 7 of this Agreement.

       4.         INVESTMENT INTENT; RESTRICTIONS ON TRANSFER OF PREFERRED
                  SHARES.

                  a. Buyer represents and warrants that it is purchasing the Preferred Shares for its own account, for investment and without the current intention of reselling or redistributing the Preferred Shares except pursuant to the terms of this Agreement and pursuant to an effective registration statement under the 1933 Act and State Laws or pursuant to an exemption from such registration. Buyer has made no arrangement or agreement with others regarding any of the Preferred Shares.

                  b. Buyer understands that Preferred Shares have not been registered as of the date of the closing of this offering under the Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws (the "State Laws"), and are being offered and sold pursuant to exemptions from registration under the 1933 Act and the State Laws. Buyer understands that the Company's reliance on such exemptions is predicated in part on its representations and warranties contained herein.

                  c. Buyer understands that neither the Preferred Shares nor the underlying Common Shares may be sold by it except pursuant to an effective registration statement under the 1933 Act and State Laws, or an exemption from such registration.

                  d. Buyer understands that any transfer of the Preferred Shares by it will be further restricted by a legend placed on the certificate(s) representing the Preferred Shares containing substantially the following language:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE
                           HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO THEIR DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF IN

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                         THE  ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT
                         FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE SECURITIES LAWS."

                    e. Certificates for Common Shares issued on conversion of Preferred Shares shall not contain any legend, other than the legends indicated on Annex A, if the conversion of Preferred Shares occurs at any time while a Registration Statement relating to the Common Stock issuable upon conversion of the Preferred Shares (the "Common Shares Registration Statement") is effective under the Securities Act or, in the event there is not an effective Common Shares Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Buyer, upon request, with a certificate or certificates representing the Common Shares issuable upon exercise of the Preferred Shares free from such legend, other than the legends indicated on Annex A, at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 4(e).

         5.       RESIDENCE.  Buyer represents and warrants as follows.

                  a. Buyer is a corporation organized and existing under the laws of British Virgin Islands.

                  b. The Preferred Shares are being purchased by Buyer in its name solely for its own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization, except as specifically set forth in this Subscription Agreement.

         6. CONVERSION. The Company shall use its best efforts to issue and deliver to Buyer a certificate or certificates for the number of Common Shares to which Buyer shall be entitled within three (3) business days after Buyer has fulfilled all conditions required for conversion as set forth in this Agreement and the Certificate of Designation of Series C Preferred Stock (the "Deadline"). The Company understands that a delay in the issuance of the registered Common Shares beyond the Deadline could result in economic loss to Buyer. The Company agrees to pay liquidated damages to Buyer for late issuance of registered Common Shares to Buyer upon conversion in the amount of one percent (1%) of the requested conversion amount, per day, beginning on the fifth
(5th) business day from the date of receipt by the Company of a duly executed notice of conversion accompanied by the certificate representing the Preferred Shares, all in accordance with this Agreement, the Preferred Shares and the requirements of the Company's transfer agent. Said liquidated damages

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shall accrue each day through the date the registered Common Shares are issued to Buyer upon conversion, and shall be paid by wire transfer to an account designated by Buyer upon the earlier to occur of (i) issuance of the Preferred Shares to Buyer, or (ii) each monthly anniversary of the receipt by the Company of such Buyer's notice of conversion. Nothing herein shall waive the Company's obligations to deliver Common Shares upon conversion of the Preferred Shares or Buyer's other rights and remedies in the event of a breach of this Section 6.

         7. INVESTOR QUALIFICATIONS. The undersigned subscriber represents and warrants that the undersigned was not formed for the specific purpose of acquiring shares of the Company and is a corporation with total assets in excess of $5,000,000.

         8. REPRESENTATIONS, WARRANTS AND COVENANTS OF THE COMPANY. In connection with the sale of the Preferred Shares by it, the Company hereby acknowledges, represents, warrants and covenants as follows:

            8.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to carry on its business in all material respects as it is now being conducted and to enter into this Agreement and the Registration Rights Agreement by and between the Company and Buyer dated as of the date hereof (the "Registration Rights Agreement") and to issue Preferred Shares and Common Stock pursuant to the Certificate of Designation. Each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of its respective incorporation, with all requisite corporate power and authority to carry out its business in all material respects as it is now being conducted.

            8.2 Qualification. The Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

            8.3 Corporate Acts and Proceedings. This Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated by the Certificate of Designation have been duly authorized by all necessary corporate action on behalf of the Company, and have been duly executed and delivered by authorized officers of the Company. All corporate action necessary for the authorization, creation, issuance and delivery of the Preferred Shares and the Common Shares, including reservation of such Common Shares has been taken on the part of the Company. This Agreement and the Registration Rights Agreement are valid and binding agreements of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the

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                           enforcement of creditors' rights generally, and
                           except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

                  8.4 Brokers or Finders. No person, firm or corporation has or will have any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                  8.5 Adverse Government or Legal Actions. There are no legal or governmental actions, suits or proceedings/pending, or to the best of the Company's knowledge, threatened to which the Company is or may be a party to which would adversely affect the Company or the transactions

                  8.6 Capitalization. Except for stock options issued to employees of the Company pursuant to the Company's 1992 Stock Option and Incentive Compensation Plan, the Company's 1997 Director's Stock Option Plan, and the Company's 1998 Non-Executive Stock Option Plan and, except for issuances of convertible securities indicated on Annex A, there have been no issuances of capital stock, warrants, outstanding subscriptions, contracts, calls, commitments or any purchase rights of any nature or character (including preemptive rights) relating to the Company's capital stock since December 31, 1998. The authorized capital stock of the Company consists of 100,000 shares of Common Stock, of which 6,690,688 shares are outstanding on the date hereof and 4,000 shares of Series B Preferred Stock of which 2,375 are outstanding on the date hereof. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase shares of Common Stock. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock that have been issued or granted to any person.

                  8.7 Issuance of Shares. The Preferred Shares and the Common Shares have been duly authorized and the Preferred Shares, when issued, delivered and paid for pursuant to the terms hereof and the Common Shares, when issued pursuant to the terms of the Certificate of Designation relating to the Preferred Shares, will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and other encumbrances and will not be subject to preemptive rights. The Company has duly and validly authorized and reserved for issuance 1,331,500 shares of Common Stock for the conversion of 1,400 Preferred Shares. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Common Stock and upon conversion of the Preferred Stock, subject to enforceability in bankruptcy. The Company further acknowledges that its

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                           obligation to issue Common Stock upon conversion of
                           the Preferred Shares, the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and, subject to enforceability in bankruptcy, notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to the Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

                  8.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not
                           (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 8.9, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole ("Material Adverse Effect"). The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

                  8.9 Consents and Approvals. Except for consents and approvals required by the Nevada Gaming Commission and the Mississippi Gaming Commission, neither the Company nor any of its subsidiaries is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) the filing of a Registration Statement with the Securities and Exchange Commission (the "Commission"), which shall be filed in the time period set forth in the

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                         Registration Rights Agreement and (ii) other than, in
                         all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in herein, the "Required Approvals"). The consummation of the transactions contemplated hereby does not and will not require the approval of the Company's shareholders under the rules of the NASDAQ National Market.

                    8.10 Litigation; Proceedings. Except as specifically
                         disclosed in the Disclosure Materials (as hereinafter defined), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

                    8.11 No Default or Violation. None of the Company or any of
                         its subsidiaries (i) is not in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound except as could not individually or in the aggregate, have or result in, individually or in the aggregate, Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in, individually or in the aggregate, a Material Adverse Effect.

                    8.12 Private Offering. Assuming the accuracy of the
                         representations and warranties of the Buyer set forth herein, the issuance and sale of the Preferred Shares to the Buyer as contemplated hereby are exempt from the registration requirements of the Securities Act. Except as provided in the Transaction Documents, neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Preferred Shares to the registration requirements of the Securities Act.

                    8.13 SEC Documents; Financial Statements; No Adverse Change.
                         The Company has filed all reports required to be filed by it under the Securities Exchange

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                         Act  of 1934, as amended (the "Exchange Act"),
                         including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year end audit adjustments. Since the date of the financial statements included in the last filed Annual Report on Form 10-K for the year ended December 31, 1998 for the Company, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Buyer by the Company. The Company last filed audited financial statements with the Commission in connection with its 1998 Form 10-K, and has not received any comments from the Commission in respect thereof.

                    8.14 Form S-3 Eligibility. The Company is, and at the
                         Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                    8.15 Investment Company. The Company is not, and is not an
                         affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    8.16 Solicitation Materials. The Company has not (i)
                         distributed any offering materials in connection with the offering and sale of the Preferred Shares

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                           other than, or that are materially different from,
                           the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Preferred Shares by means of any form of general solicitation or advertising.

                  8.17 Listing and Maintenance Requirements Compliance. Except as indicated on Schedule 8.17, since the date on which the Company's Common Stock was initially listed on the NASDAQ National Market, the Company has not received written notice from the NASDAQ to the effect that the Company is not in compliance with the listing, maintenance or other requirements of such market. The Company has no reason to believe that it does not now or will not in the future meet any such requirements.

                  8.18 Disclosure. All information relating to or concerning the Company set forth in the Transaction Documents or the Disclosure Materials, or provided to the Buyer or its respective representatives and counsel in connection with the transactions contemplated hereby is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company confirms that it has not provided to the Buyer or any of its representatives, agents or counsel any information that constitutes or might constitute material nonpublic information. The Company understands and confirms that the Buyer shall be relying on the foregoing representation in effecting transactions in securities of the Company.

         9. CONDITIONS OF CLOSING. Buyer shall have no obligation to consummate the transactions contemplated hereby until the following conditions have been met:

                  a. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Minnesota.

                  b. The Buyer shall have received the opinion of Maslon Edelman Borman & Brand LLP, counsel to the Company, with respect to the issuance and sale of the Preferred Shares and the Common Shares, in form attached hereto as Annex B.

                  c. No events or circumstances shall have occurred that would have a Material Adverse Effect.

                  d. The Company shall have delivered reimbursement of Buyer's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Buyer's legal counsel) in the aggregate amount of $35,000.

         10.        MISCELLANEOUS.

                    a. Buyer agrees to furnish any additional information that the Company or its counsel reasonably deem necessary in order to verify the responses set forth above.

                    b. Buyer understands the meaning and legal consequences of the agreements, representations, warranties and covenants contained herein.

                    c. As long as the Buyer owns any Preferred Shares or Common Shares, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchasers may resell all of the Common Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Buyer) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

                    d. The Company shall (i) not later than the tenth trading day following the closing date prepare and file with the NASDAQ National Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the NASDAQ National Market covering and listing at least 1,331,500 shares of Common Stock, (ii) take all reasonable steps necessary to cause the Common Shares to be approved for listing in the NASDAQ National Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Buyers, if requested, evidence of such listing, and the Company shall take all steps reasonably necessary to maintain the listing of its Common Shares on such exchange. In addition, if at any time following the listing of the Common Shares in accordance with the foregoing, the number of shares of Common Stock issuable on conversion of all then outstanding Preferred Shares, and on account of accrued and unpaid dividends thereon is greater than the number of shares of Common Stock theretofore listed, the Company shall promptly take such action to file an additional shares listing application covering at least a number of shares as the Buyer shall reasonably request.

                    e. If at any time while the Buyer (or any assignee thereof) owns any Preferred Shares, the shares of Common Stock cease to be Actively Traded (as defined below), or the Common Shares Registration Statement ceases to be effective, or the prospectus included in the Common Shares Registration Statement may not be used by the Buyer, in each case for more than five trading days in the aggregate, at the option of the Buyer exercisable by written notice to the Company delivered after the expiration of such five trading day period, the Company shall redeem all Preferred Shares and Common Shares in cash, then held by such Buyer, at an aggregate purchase price equal to the sum of (I) the number of shares of Preferred Shares then held by the Buyer multiplied by the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the redemption price calculated under this Section, whichever is greater and
                         (2) the Conversion Ratio on the date of the repurchase notice, (II) the aggregate of all accrued but unpaid dividends payable in respect of all shares of Preferred Stock to be redeemed, (III) the number of Shares and Common Shares then held by such Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the redemption price calculated under this Section, whichever is greater, and (IV) interest on the amounts set forth in (I) - (III) above accruing from the 5th Trading Day after such notice until the repurchase price under this Section is paid in full at the rate of 12% per annum for the first three months after the date due, and 15% per annum thereafter. For purposes of this Section 10(f), the Common Stock shall not be "Actively Traded" if trading in the Common Stock is suspended (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information) or the Common Stock is delisted from the NASDAQ National Market other than in connection with a listing of the shares on the NASDAQ SmallCap, the New York Stock Exchange or the American Stock Exchange (a "Major Exchange"), or trading is suspended (other than as a result of the suspension of trading in securities on such exchange or market generally or temporary suspensions pending the release of material information) or the Common Stock is delisted from a Major Exchange without being immediately thereafter listed on another Major Exchange or on the NASDAQ National Market; provided, however, that if the Common Stock is delisted from the NASDAQ National Market or a Major Exchange and is immediately thereafter quoted in the OTC Bulletin Board, the Common Stock shall be deemed to be Actively Traded so long as there are at all times not less than four market makers actively entering quotations for the Common Stock and the daily reported trading volume for the Common Stock is not less than 80% of the reported average daily volume for the shares during the 30 days immediately preceding the date on which the delisting occurred. For purposes of this
                         Section 10(f), "Conversion Ratio" at any date with respect to a Preferred Share shall mean the Liquidation Value of such Preferred Shares (as defined in the Certificate of Designation) divided by the applicable Conversion Price.

                    f. The Company shall use $1.1 million of the proceeds from the sale of the Preferred Shares to redeem such amount of the Company's Series B Preferred Stock.

                    g. The Company at all times from and after the date hereof shall have 1,331,500 shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion (pursuant to the Certificate of Designations), in full, of the 1,400 Preferred Shares. The Company shall irrevocably instruct its transfer agent to reserve such number of shares for issuance upon conversion of the Preferred Stock.

                    h. The Company understands the meaning and legal consequences of the agreements, representations, warranties and covenants contained herein. Company further agrees to indemnify and hold harmless the Buyer, and each current and future officer, director, employee, agent and shareholder of the Buyer, from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse such parties for all out-of-pocket expenses (including the fees and expenses of legal counsel, in each case promptly as incurred and to the extent arising out of or in connection with:

                         1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement, all of which shall survive the execution hereof; or

                         2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

                    i. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the legal representatives, successors and permitted assignees of the undersigned.

                  j. This Subscription Agreement shall be governed by, and construed and enforced in accordance with, Minnesota law, without reference to principles of conflicts of laws.

                  k. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

                        SIGNATURES/SUBSCRIBER INFORMATION

Entity Subscriber:

Dated:  June 1, 1999
                          ------------------------------------------
                          Name of Entity (Typed or Printed)

                          Samuel Levinson
                          ------------------------------------------
                          Signature


                          ------------------------------------------
                          Name (Typed or printed) and Title


                          ------------------------------------------
                          Contact Person (If different from person signing)




Address for Notices:

The Shaar Fund, Ltd.
c/o Levinson Capital Management
Two World Trade Center, Suite 1820
New York, NY 10048
Attention: Samuel Levinson
Telephone No.: (212) 432-7711
Facsimile No.: (212) 432-7771

ENTITY SUBSCRIBER TYPE OF OWNERSHIP:

The Shares subscribed for are to be registered in the following form of ownership (check only one):

  [ ]   Partnership                              [ ] Trust or Estate
                                                 (Describe and
                              enclose evidence of signer's authority)
  [ ]   Corporation

                                                 [ ] IRA Trust Account

  [ ]   Other (Describe)     -----------------------------------------
                                                 ---------------------



                                   ACCEPTANCE



     This Subscription Agreement of The Shaar Fund, Ltd. for 1,400 shares of the Company's Series C Convertible Preferred Stock is hereby accepted by Innovative Gaming Corporation of America.


Dated: June 1, 1999

                    INNOVATIVE GAMING CORPORATION OF AMERICA



         By   s/ Edward G. Stevenson
              ------------------------------------------------------------------
                  Edward G. Stevenson, Chairman and Chief Executive Officer